Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT is entered into as of June 20, 2024 (this “Agreement”), by and between VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation (the “Company”), and Bank of America, N.A., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Company, certain Subsidiaries of the Company from time to time party thereto as Subsidiary Guarantors and/or Designated Foreign Borrowers, the Lenders and L/C Issuers from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of July 1, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, is herein referred to as the “Amended Credit Agreement”);

WHEREAS, certain Loans under the Existing Credit Agreement denominated in Canadian Dollars incur or are permitted to incur interest, fees, commissions or other amounts based on CDOR under and in accordance with the terms of the Existing Credit Agreement;

WHEREAS, the Administrative Agent has determined that circumstances set forth in Section 3.03(d)(ii) of the Existing Credit Agreement have arisen with respect to CDOR;

WHEREAS, pursuant to Sections 3.03(d) and 11.01(a) of the Existing Credit Agreement, the Administrative Agent and the Company desire to amend the Existing Credit Agreement to replace CDOR with Term CORRA (as defined in the Amended Credit Agreement) and make certain Conforming Changes to the Existing Credit Agreement to implement Term CORRA as the Successor Rate for CDOR as set forth in Section 2 below; and

WHEREAS, in accordance with Section 3.03(d) of the Existing Credit Agreement, this Agreement shall become effective at and after 5:00 p.m. (New York City time) on June 27, 2024, which is the fifth (5th) Business Day after the date on which a copy of this Agreement has been provided to the Lenders (such time, the “Objection Deadline”), so long as the Administrative Agent has not received, by such time, written notice of objection to this Agreement from Lenders constituting the Required Lenders (as determined pursuant to and in accordance with the last paragraph of Section 3.03(d) of the Existing Credit Agreement, and thereby excluding those Lenders that either have not made, or do not have an obligation under the Existing Credit Agreement to make, Loans denominated in Canadian Dollars).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Existing Credit Agreement.

2.     Amendments to the Existing Credit Agreement. On and as of the Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:

(a)    Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Term CORRA” has the meaning specified in the definition of “Alternative Currency Term Rate”.

“Term CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-month’s duration.

(b)    Clause (b) of the definition of “Alternative Currency Term Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating such clause in its entirety to read as follows:
“(b) denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period;”

(c)    The definition of “Conforming Changes” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the word “CDOR” therein with the word “CORRA”.

(d)    Clause (c) of the definition of “Relevant Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating such clause in its entirety to read as follows:

“(c) Canadian Dollars, Term CORRA (or any Successor Rate established in connection therewith)”.

(e)    The definition of “CDOR” in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety.

3.    [Reserved].

4.    Conditions Precedent. This Agreement shall become effective upon satisfaction of the following conditions precedent (the date such conditions are satisfied, the “Effective Date”): (a) the Administrative Agent (or its counsel) shall have received counterparts (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method)) of this Agreement, executed by the Company and the Administrative Agent, and (b) the Administrative Agent shall have not received, by the Objection Deadline, written notice of objection to this Agreement from Lenders constituting the Required Lenders (as determined pursuant to and in accordance with the last paragraph of Section 3.03(d) of the Existing Credit Agreement, and thereby excluding those Lenders that either have not made, or do not have an obligation under the Existing Credit Agreement to make, Loans denominated in Canadian Dollars).

5.    Payment of Expenses. The Company agrees to reimburse the Administrative Agent for all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable and documented or invoiced out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (which shall be paid directly to such counsel if requested by the Administrative Agent), in each case, in accordance with Section 11.04(a) of the Amended Credit Agreement.

6.    Miscellaneous.

(a)    Except as specifically amended and modified herein, the Loan Documents and the obligations of the Company thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. On and after the Effective Date, this Agreement is a Loan Document under the Amended Credit Agreement and each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement, and this Agreement and the Amended Credit Agreement shall be read together and construe a single instrument.

(b)    The Company represents and warrants to the Administrative Agent on and as of the Effective Date, that:

(i) This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, examinership, rescue process, reorganization, moratorium, or other laws affecting the creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (with the passage of time) (1) contravene the terms of its Organization Documents, (2) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any Subsidiary thereof or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or any Subsidiary thereof or its property is subject or (3) violate any applicable Law, except in the case of clauses (2) and (3) above, with respect to any conflict, breach or violation to the extent that such conflict, breach or violation would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(c)    This Agreement may be in the form of an Electronic Record and may be executed by the parties hereto using Electronic Signatures, which shall be valid and binding to the same extent as a manual, original signature, and will constitute the legal, valid and binding obligation of such party hereto, enforceable against such party hereto in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.

(d)    Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting or impairing the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The terms of Sections 11.14(b), (c) and (d) of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:                    VERTEX PHARMACEUTICALS INCORPORATED,
a Massachusetts corporation

By: /s/ Charles F. Wagner, Jr.
Name:    Charles F. Wagner, Jr.
Title:    Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Elizabeth Uribe
Name: Elizabeth Uribe
Title: Assistant Vice President